UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2009
The TJX Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

770 Cochituate Road, Framingham, MA	01701
(Address of principal executive offices)	(Zip Code)
(508) 390-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 23, 2009, The TJX Companies, Inc. (the “Company”) completed the issuance and sale of $400 million aggregate principal amount of 4.200% Notes due August 15, 2015 (the “Notes”). The Notes were registered on Form S-3 under the Securities Act of 1933 (Registration Statement No. 333-158360) (the “Registration Statement”). In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing as an exhibit to this filing the Second Supplemental Indenture dated as of July 23, 2009 relating to the issuance and sale of the Notes, including the form of Global Note attached as Exhibit A thereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Second Supplemental Indenture dated as of July 23, 2009 between The TJX Companies, Inc., as issuer, and U.S. Bank National Association, as Trustee, including the form of Global Note attached as Exhibit A thereto, supplementing the Indenture dated as of April 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

By:	/s/ Ann McCauley

Name:	Ann McCauley
Title:	Executive Vice President
Date: July 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture dated as of July 23, 2009 between The TJX Companies, Inc., as issuer, and U.S. Bank National Association, as Trustee, including the form of Global Note attached as Exhibit A thereto, supplementing the Indenture dated as of April 2, 2009.